A CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 7, 2017

(Date of earliest event reported)

GREEN ENDEAVORS, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101

(Address of principal executive offices)

(801) 575-8073

(Registrant's telephone number, including area code)

ITEM 8.01OTHER EVENTS

Sack Lunch Productions Inc. (SAKL) has approved and entered into an debt exchange agreement with LCF Salons Inc. (“LCF”) and TCA Global Credit Master Fund, LP (“TCA”) by which in exchange for a cash payment of $100,000 to reduce the debt obligation of SAKL to TCA, TCA will release all claims from its $2.2 million Senior Secured Credit Facility Agreement and related notes as to Green Endeavors Inc., Landis Salon Inc., Landis Salons II, Inc. and Landis Experience Center LLC (Salon Businesses) and reduce SAKL debt to TCA by $100,000. TCA will assign and transfer to LCF all secured interests and liens that it held against the Salon Business and LCF will step into TCA’s shoes as a security holder.

ITEM 9.01Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
20	3	Assignment of Note, Security Agreement and Other Security Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11 day of December, 2017.

Green Endeavors, Inc.

/s/ Richard Surber

Richard Surber, CEO & President